Exhibit 10.5


Saucony, Inc. 13 Centennial Drive Peabody, MA 01960


                           VICE PRESIDENT BONUS PLAN

A.  QUALIFICATIONS

     All persons eligible under this program must be Vice Presidents and be employed by Saucony, Inc. or its' divisions during the entire Fiscal year under consideration to be eligible for inclusion under this plan. Those employees whose employment is terminated for any reason forfeit any accumulated or pro rata share of any bonus monies. This Plan does not apply to any Vice Presidents who have a revised Plan.

B.  PROGRAM

a. This incentive compensation plan affords each qualified member to earn a bonus calculated as a percentage of his/her annual salary. Bonus compensation is capped at 25% of previous annual salary level, effective at the beginning of the fiscal year.

b. Bonus calculations are based upon the approved financial budget, and trigger when the approved sales AND EPS profit levels have been attained, measured against consolidated company results.

c.   Bonuses earned will be paid on the following schedule:

|X|      When sales & EPS equal or exceed 85% of the fiscal year objective....
             Bonus ='s 5%  Annual Salary

|X|      When sales & EPS equal or exceed 95% of the fiscal year objective....
             Bonus='s 10%  Annual Salary

|X|      When sales & EPS equal or exceed 105% of the fiscal year objective....
             Bonus='s  20%  Annual Salary

|X|      When sales & EPS equal or exceed 115% of the fiscal year objective....
             Bonus='s 25%   Annual Salary

C.  PAYOUT

     Bonuses are to be paid upon certification of fiscal results from the Auditors within thirty days and are contingent upon being employed through the pay-out date.


Bonus Plan Authorization



John Fisher, C.E.O.    /s/ John H. Fisher                     Date:   7/1/04


Mike Umana, C.O.O.   /s/   Michael Umana                      Date:    7/1/04